Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust III
333-35269
811-09037


On April 28, 2010, under Conformed Submission
485BPOS, accession number, 0001193125-10-096331
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained one new series for Nuveen
Investment Trust III, Nuveen Symphony Credit Opportunities Fund.


See the Prospectus for terms of the securities.